Exhibit 23.5


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report dated March 3, 1995 (except with respect to the matters discussed in Notes 1 and 7, as to which the date is June 28, 1995) (and to all references to our firm) included in or made a part of PriCellular Corporation's Form S-3 shelf registration statement.


                                               /s/ Arthur Andersen LLP
                                               _______________________

Atlanta, Georgia
January 3, 1997